Exhibit 5.1

January 9, 2012 006030.0108	ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

Atwood Oceanics, Inc.

15835 Park Ten Place Drive

Houston, Texas 77084

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Atwood Oceanics, Inc., a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of the Company’s unsecured senior debt securities (the “Debt Securities”) that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The Debt Securities are to be issued pursuant to an indenture to be entered into between the Company and Wells Fargo Bank, National Association, as trustee thereunder (the “Indenture”), which Indenture is to be supplemented by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of the Debt Securities.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s Amended and Restated Certificate of Formation and Second Amended and Restated By-laws, each as amended to date (the “Charter Documents”), the Indenture (in the form to be filed as an exhibit to the Registration Statement) and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

(a) the Registration Statement and any amendments thereto will have become effective under the Act;

Atwood Oceanics, Inc.	January 9, 2012

(b) all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the prospectus forming part of the Registration Statement;

(c) the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Debt Securities and to authorize the terms of the offering and sale of such Debt Securities and related matters;

(d) a definitive purchase, underwriting or similar agreement with respect to the Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(e) all Debt Securities, and any certificates in respect thereof, will be delivered in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein;

(f) an indenture substantially in the form of the Indenture will have been duly executed and delivered by the Company and the trustee thereunder; and

(g) the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture, and such Debt Securities will not include any provision that is unenforceable;

(h) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

(i) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Atwood Oceanics, Inc.	January 9, 2012

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

        /s/ Baker Botts L.L.P.

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